UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2005

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          OTHER EVENTS

The Company issued a press release announcing that it was offering an extended warranty to Subway® franchisees to provide an additional year of coverage beyond the initial one-year warranty period for the in excess of 20,000 Tornado™ ovens in use. The extended warranty is priced at $350 per oven. The Company also announced that it was upgrading oven control software in its production line and in the installed base of Subway ovens and that it was increasing its warranty reserve and recording a charge of approximately $2.5 million for the second quarter ended June 30, 2005. The foregoing is qualified by the text of the press release, filed herewith as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell Vice President and General Counsel

Date: July 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 11, 2005